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                                                           EXHIBIT 10.1

                                 TRUST AGREEMENT


         THIS IS AN AGREEMENT ("Agreement") made April 12, 1999, by and between VLASIC FOODS INTERNATIONAL INC., a corporation organized under the laws of New Jersey ("Company"), and WACHOVIA BANK, N.A., a national banking association ("Trustee").

         The BACKGROUND of this Agreement is as follows:

         1. Company and certain of its affiliates have established and maintain the plans and arrangements (collectively, the "Plans") listed in Appendix A, attached hereto and made a part hereof.

         2. Company and its affiliates that have adopted the Plans have incurred or expect to incur liability under the terms of such Plans with respect to the individuals participating in such Plans. The affiliates that have adopted the Plans for their eligible employees ("Affiliates") are listed in Appendix B, attached hereto and made a part hereof.

         3. Company wishes to establish a trust (the "Trust") and, along with its Affiliates, to contribute to the Trust assets that shall be held therein, subject to the claims of the respective general creditors of Company or its Affiliates, in the event of the insolvency, as herein defined, of Company or its Affiliates, until paid to participants in the Plans ("Participants") and their beneficiaries in such manner and at such times as specified in the Plans.

         4. It is the intention of the parties that the Trust established under this Agreement shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans and arrangements maintained for the purpose of providing deferred
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compensation for a select group of management or highly compensated employees for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

         5. It is also the intention of Company and its Affiliates to make contributions to the Trust to provide themselves with a source of funds to assist them in the meeting of their respective liabilities under the Plans.

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. Establishment of Trust.

         (a) Company and its Affiliates hereby deposit with Trustee in trust cash and/or marketable securities, if any, reasonably acceptable to Trustee, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Agreement.

         (b) The Trust hereby established is revocable by Company; provided that it shall become irrevocable upon a Change in Control, as defined in Section 14(e).

         (c) The Trust is intended to be a grantor trust, of which Company and the Affiliates are grantors, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended ("Code"), and shall be construed accordingly.

         (d) The principal of the Trust, and any income, gain or loss thereon, shall be held separate and apart from other funds of Company and the Affiliates. A separate account shall be established and maintained for Company and each of its Affiliates that makes contributions to the Trust. Amounts held in each such separate account shall be used exclusively for the uses and purposes of Participants employed by Company or the Affiliate for which the separate account is


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maintained, the beneficiaries of such Participants, the general creditors of
Company or the Affiliate, or to pay the expenses of the Trust, as herein set forth. No amount held in a separate account for Participants employed by one employer may be applied to meet the liabilities to Participants employed by another employer prior to the date that all obligations of the former have been fully discharged. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Agreement shall be mere unsecured contractual rights of the Participants and their beneficiaries against the respective employers of such Participants. Any assets held by the Trustee shall be subject to the claims of the respective general creditors of Company and its Affiliates, under federal and state law in the event of insolvency, as defined in Section 3(a).

         (e) Company and any Affiliate may at their discretion and at any time, or from time to time, make deposits of cash or other property reasonably acceptable to Trustee in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Agreement. Prior to a Change in Control, as defined in Section 14(e), neither Trustee nor any Participant or beneficiary shall have any right to compel such deposits.

         (f) Upon a Change in Control, Company together with each of its Affiliates shall, as soon as possible, but in no event later than 10 business days following the Change in Control, as defined in Section 14(e), make an irrevocable contribution to the Trust in an amount that, together with amounts then held hereunder, is sufficient to pay each Participant or beneficiary the benefits to which Participants or their beneficiaries would be entitled pursuant to the terms of the Plans as of the date on which the Change in Control occurred. In addition, the Company shall fund a one-time Expense Reserve of $100,000 at such time to cover the legal, accounting and other costs of the Trustee.


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         (g)      Following a Change in Control, Company and its Affiliates
shall continue to make contributions to the Trust to fully fund additional benefits as they are earned by the Participants under the Plans no less frequently than monthly, and the Trustee may, in its discretion, compel a contribution that is required to be made to the Trust under this Section 1(g) or
Section 1(f) or that is necessary to make up any shortfall.

Section 2. Payments to Plan Participants and Their Beneficiaries.

         (a) Company shall deliver to Trustee annually, prior to a Change in Control, and at least annually after a Change in Control, a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), and that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to Participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company or an Affiliate, it being understood among the parties hereto that Company, on behalf of itself and Affiliates, (i) shall on a timely basis provide Trustee with specific information as to the amount of taxes to be withheld and (ii) shall be obligated to make provisions to receive such withheld taxes from Trustee and properly pay and report such amounts to the appropriate taxing authorities.


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         (b)      The entitlement of a Participant or his or her beneficiaries to benefits under the Plans shall be determined by Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans; provided, however, that following a Change in Control, the final benefit determination with respect to both entitlement and the amount and timing of benefits for the Participants and their beneficiaries shall be the sole responsibility of the Trustee.

         (c) Company or its Affiliate may make payment of benefits directly to Participants or their beneficiaries as they become due under the terms of the Plans. Company, on behalf of itself and the Affiliates, shall notify Trustee of the decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any income thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, Company or its Affiliates shall make the balance of each payment as it falls due, to the extent of their respective obligations under the Plans. Trustee shall notify Company when principal and income are not sufficient.

         (d) Trustee shall not be liable for payments or liabilities of the Plans in excess of the fair market value of the Trust's assets.

Section 3. Trustee Responsibility Regarding Payments to Participants and
           Beneficiaries When Company or Affiliate Is Insolvent

         (a) Trustee shall cease payment of benefits to Participants and their beneficiaries if the Company or the Affiliate that is liable under the Plans to pay benefits to those Participants, as the case may be, is insolvent. Company or its Affiliate shall be considered "insolvent" for purposes of this Agreement if (i) Company or its Affiliate is unable to pay its


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debts as they become due, or (ii) Company or its Affiliate is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the respective separate accounts under the Trust shall be subject to claims of general creditors of Company or its Affiliates under federal and state law as set forth below.

                  (1) The board of directors and the chief executive officer of each of the Company and the Affiliates (or, if there is no chief executive officer, the highest ranking officer) shall have the duty to inform Trustee in writing of the insolvency of Company or its Affiliate, as appropriate. If a person claiming to be a creditor of Company or an Affiliate alleges in writing to Trustee that it has become insolvent, Trustee shall determine whether Company or Affiliate is insolvent. Upon receiving notice from Company or the Affiliate, or from a person claiming to be a creditor, and pending determination of insolvency, Trustee shall discontinue payment of benefits to Participants to whom Company or Affiliate is liable for benefits under the Plans, and alleged to be insolvent, or the beneficiaries of such Participants.

                  (2) Unless Trustee has actual knowledge of the insolvency of Company or its Affiliate, or has received notice from Company, Affiliate, or a person claiming to be a creditor alleging that Company or Affiliate is insolvent, Trustee shall have no duty to inquire whether Company or Affiliate is insolvent. Trustee may in all events rely on such evidence concerning the solvency of Company or Affiliate as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning solvency of Company or Affiliate.


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                  (3)      If at any time Trustee has determined that Company or
its Affiliate is insolvent, Trustee shall discontinue payments to Participants (and their beneficiaries) to whom Company or its Affiliate, as appropriate, is liable to pay benefits under the Plan, and shall hold the assets of the separate account under the Trust for that entity for the benefit of the general creditors of such entity. Nothing in this Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their respective rights as general creditors of Company and its Affiliates with respect to benefits due under the Plans or otherwise.

                  (4) Trustee shall resume the payment of benefits to affected Participants or their beneficiaries in accordance with Section 2 of this Agreement only after Trustee has determined that Company or its Affiliate is not insolvent (or is no longer insolvent).

         (c) Provided that there are sufficient assets in the appropriate separate account, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to affected Participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Participants provided for hereunder during any such period of discontinuance, plus interest on such difference based on the average interest rate in effect for 30-day Treasury bills over such period of discontinuance; provided that Company or its Affiliate has given Trustee the information with respect to such payments made during the period of discontinuance prior to resumption of payments by Trustee.


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Section 4. Payments to Company and Affiliates.

         Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company and its Affiliates shall have no right or power to direct Trustee to return to them or to divert to others any of the Trust assets before all payments of benefits have been made to Participants and their beneficiaries from the respective separate accounts pursuant to the terms of the Plans.

Section 5. Investment and Administrative Authority.

         (a) Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company or its Affiliates; provided that only securities or obligations issued by the Company or an Affiliate may be held in the separate account for the Company or such an Affiliate. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercised by, or vest with, Participants, except that voting rights with respect to Trust assets will be exercised by Company unless an investment adviser has been appointed pursuant to
Section 5(c) and voting authority has been delegated to such investment adviser.

         (b) Company and its Affiliates shall have the right at any time, and from time to time, in the sole discretion of each, to substitute assets of equal fair market value for any asset held by the Trust that is attributable to it. This right is exercised by Company or Affiliates in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity. Following a Change in Control, any substitution of assets must be acceptable to the Trustee.


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         (c)      The Company may appoint one or more investment advisers to provide investment advice on a discretionary or nondiscretionary basis with respect to all or a specified portion of the assets of the Trust. Appointed investment advisers must be registered as investment advisers under the Investment Advisers Act of 1940. Following a Change in Control, the Trustee may appoint one or more investment advisers, who may be affiliates of Trustee. Should the Trustee appoint the investment adviser(s), the Trustee shall remain fully liable for all investments of the Trust, and all fees, expenses or other compensation to be paid to such advisers from Trust assets shall be fully disclosed in advance to Company.

         (d)      Trustee, or Trustee's designee, is authorized and empowered:

                  (1) To invest and reinvest Trust assets, together with the income therefrom, in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, commercial paper and other evidences of indebtedness (including those issued by Trustee in its corporate capacity), shares of mutual funds (which funds may be sponsored, managed or offered by an Affiliate of Trustee), guaranteed investment contracts, bank investment contracts, other securities, policies of life insurance, annuity contracts, options to buy or sell securities or other assets, and all other property of any type (personal or real and tangible or intangible);

                  (2) To deposit or invest all or any part of the assets of the Trust in savings accounts, certificates of deposit or other deposits in a bank or savings and loan association or other depository institution, including Trustee or any of its affiliates; provided that, with respect to such deposits with Trustee or an affiliate, the deposits bear a reasonable rate of interest;


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                  (3)      To hold, manage, improve, repair and control all
property, real or personal, forming part of the Trust; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

                  (4) To hold in cash, for a reasonable period of time, such portion of the Trust as is pending investment, or payment of expenses, or the distribution of benefits;

                  (5) To take such actions as may be necessary or desirable to protect the Trust from loss due to the default on mortgages held in the Trust, including the appointment of agents or trustees in such other jurisdictions as may seem desirable, to transfer property to such agents or trustees, to grant to such agents such powers as are necessary or desirable to protect the Trust, to direct such agent or trustee, or to delegate such power to direct, and to remove such agent or trustee;

                  (6) To settle, compromise or abandon all claims and demands in favor of or against the Trust;

                  (7) To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally such that the powers conferred upon Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;

                  (8) To borrow money from any source and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any trust assets as security; and


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                  (9)      To maintain accounts at, execute transactions
through, and lend on an adequately secured basis stocks, bonds or other securities to, any brokerage or other firm, including any firm that is an affiliate of Trustee.

Section 6. Additional Powers of Trustee.

         To the extent necessary or to the extent to which it deems appropriate to implement its powers under Section 5 or otherwise to fulfill any of its duties and responsibilities as Trustee of the Trust, Trustee shall have the following additional powers and authority:

         (a) To register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer or book-entry form and to deposit any securities or other property in a depository or clearing corporation;

         (b) To designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants as Trustee considers necessary or appropriate, any of whom may be an affiliate of Trustee or a person who renders services to such an affiliate, and, as a part of its expenses under this Agreement, to pay their reasonable expenses and compensation; provided that all such expenses and compensation are fully disclosed in advance to Company;

         (c) To make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Agreement; and


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         (d)      Generally to do all other acts that Trustee deems necessary or appropriate for the protection of the Trust.

Section 7. Disposition of Income.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 8. Accounting by Trustee.

         Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made for each separate account, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 90 days following the close of each calendar year and within 90 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Trustee may satisfy its obligation under this
Section 8 by rendering to Company monthly statements setting forth the information required by this Section separately for the month covered by the statement.


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Section 9. Responsibility and Indemnity of Trustee.

         (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that Trustee shall incur no liability to any person for any action reasonably taken pursuant to a direction, request or approval given by Company or its Affiliate that is reasonably contemplated by, and in conformity with, the terms of the Plans and this Agreement and is given in writing. Trustee shall also incur no liability to any person for failure to act in the absence of direction, request or approval from Company or its Affiliate that is reasonably contemplated by, and in conformity with, the terms of this Agreement. In the event of a dispute between Company or its Affiliate and a third party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) Company hereby indemnifies Trustee, and each of its affiliates identified to the Company in advance in writing as rendering services hereunder (together with the Trustee, "Indemnified Trustee Party") in accordance with the terms of this Agreement against, and shall hold them harmless from, any and all loss, claims, liability, and expense, including reasonable attorneys' fees, imposed upon or incurred by any Indemnified Trustee Party as a result of any acts taken, or any failure to act, in accordance with the directions from Company or any designee of Company, or by reason of the Indemnified Trustee Party's good faith execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust, Company's obligations in the foregoing regard to be satisfied promptly by Company; provided that in the event the loss, claim, liability or expense involved is determined by a no longer appealable final judgment entered in a lawsuit or proceeding to have resulted from the gross


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negligence, willful misconduct, lack of good faith or breach of fiduciary duty of any Indemnified Trustee Party, Indemnified Trustee Party shall promptly on request thereafter return to Company or Affiliate, as appropriate, any amount previously received by Trustee under this Section with respect to such loss, claim, liability or expense. If Company or Affiliate does not pay such costs, expenses and liabilities in a reasonably timely manner, Indemnified Trustee Party may obtain payment from the appropriate separate account under the Trust without direction from Company or its Affiliate.

         (c) Trustee and each other Indemnified Trustee Party hereby indemnify Company, its parents, subsidiaries and Affiliates, and each of their respective officers, directors, and employees ("Indemnified Company Party"), from and against all loss, claims, liability, and expense, including reasonable attorneys' fees, imposed upon or incurred by any Indemnified Company Party as a result of the gross negligence, willful misconduct, lack of good faith or breach of fiduciary duty of Trustee or any other Indemnified Trustee Party.

         (d) Trustee may consult with legal counsel (who may also be counsel for Company generally) in carrying out its duties or obligations hereunder.

         (e) Trustee may hire and may rely on the advice given by agents, accountants, actuaries, investment advisers, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (f) Trustee shall have, without exclusion, all powers conferred on Trustee by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of


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the policy to a different form) other than to a successor Trustee, or to lend to any person the proceeds of any borrowing against such policy.

         (g) However, notwithstanding the provisions of Section 9(f) above, Trustee may lend to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

         (h) Notwithstanding any powers granted to Trustee pursuant to this Agreement or to applicable law, Trustee shall not have any power that could make this Trust a "Business Trust," and not an "Ordinary Trust," within the meaning of Section 301.7701 - 4(a) and (b) of the Procedure and Administrative Regulations promulgated pursuant to the Code.

Section 10. Compensation and Expenses of Trustee.

         Company shall pay all administrative and Trustee's fees and expenses in accordance with a fee agreement between the parties. If not so paid, the fees and expenses shall be paid from the Trust. Trustee is authorized, unless otherwise agreed by Trustee, to withdraw from the Trust without direction from Company the amount of its fees in accordance with the fee agreement between Company and Trustee.

Section 11. Resignation or Removal of Trustee.

         (a) Subject to Section 11(d), Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.


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         (b)      Subject to Section 11(c), Trustee may be removed by Company on
30 days notice or upon shorter notice accepted by Trustee.

         (c) Upon a Change in Control, as defined in Section 14(e) herein, Trustee may be removed by Company only after two years from the Change in Control, and Company shall select a successor Trustee in accordance with the provisions of Section 12(b) hereof prior to the effective date of the Trustee's removal.

         (d) If Trustee resigns within two years after a Change in Control, as defined in Section 14(e) herein, Company shall select a successor Trustee in accordance with the provisions of Section 12(b) hereof prior to the effective date of the Trustee's resignation.

         (e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all Trust assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

         (f) If Trustee resigns or is removed, a successor shall be appointed in accordance with Section 12 hereof, by the effective date of resignation or removal under paragraph (a) or paragraph (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All reasonable expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         (g) Upon settlement of the account and transfer of the Trust assets to the successor trustee, all rights and privileges under this Agreement shall vest in the successor


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trustee and all responsibility of Trustee with respect to the Trust and assets thereof shall terminate subject only to the requirement that Trustee execute all necessary documents to transfer the Trust assets to the successor trustee.

Section 12. Appointment of Successor.


         (a) If Trustee resigns or is removed in accordance with Section 11(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state or federal law, as a successor to replace Trustee. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including legal ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor trustee to evidence the transfer.

         (b) If Trustee resigns or is removed by Company after a Change in Control in accordance with Section 11(c) or (d), the Company shall select a successor Trustee. Company may appoint any third party, such as a bank trust department, with a market capitalization exceeding $10,000,000,000 that may be granted corporate trustee powers under state or federal law. The appointment of a successor Trustee shall be subject to the ratification of a majority of the Participants in the Plans. The majority of Participants shall be determined based on the Participants' account balances under the Plans. The appointment of the successor Trustee and the resignation or removal of the former Trustee shall be effective when the appointment is accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including legal ownership rights in Trust assets. The former Trustee shall


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execute any instrument necessary or reasonably requested by the successor
Trustee to evidence the transfer.

         (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 8 and 9 hereof. The successor Trustee shall not be responsible for any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it became successor Trustee.


Section 13. Amendment or Termination.

         (a) This Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of any of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

         (b) The Trust shall not terminate until the date on which Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans, unless sooner revoked in accordance with Section 1(b) hereof. Nor shall the Trust terminate before all expenses of the Trust have been paid. Upon termination of the Trust, any assets remaining in a separate account under the Trust for Company or an Affiliate shall be returned to Company or the Affiliate, as appropriate.

         (c) Upon written approval of all Participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, Company may terminate this Trust prior


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to the time all benefit payments under the Plans have been made. Upon termination of the Trust, and after payment of all fees and expenses of the Trust, any assets remaining in a separate account under the Trust for Company or an Affiliate shall be returned to the Company or the Affiliate, as appropriate.

         (d) Notwithstanding any other provision in this Agreement, this Agreement may not be amended within two years after the occurrence of a Change in Control, as defined in Section 14(e), without the approval of a majority of the Participants, determined as provided in Section 12(b), except when necessary to comply with legal or regulatory requirements necessary to maintain the tax-deferred status of benefits for the Participants.

Section 14. Miscellaneous.

         (a) Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Participants and their beneficiaries under the Plans or this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) Notwithstanding anything to the contrary contained elsewhere in this Agreement, any reference to the Plans or provisions of the Plans that require knowledge or interpretation of the Plans shall impose a duty upon the Company to communicate such knowledge or interpretation to the Trustee. The Trustee shall have no obligation to know or


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interpret any portion of the Plans and shall in no way be liable for any proper action taken contrary to the Plans.

         (d) This Agreement shall be governed by and construed in accordance with the laws of New Jersey.

         (e) For purposes of this Agreement, "Change in Control" shall mean:

                  (1) The acquisition in one or more transactions by any "Person" (as the term is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d - 3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of Company's then outstanding voting securities (the "Voting Securities"); provided, however, that for purposes of this Section 14(e), the Voting Securities acquired directly from Company by any Person shall be excluded from the determination of such Person's Beneficial ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities outstanding); or

                  (2) The individuals who, as of the later of April 1, 1998 or the first date that the membership of the board of directors of the Company reaches seven, are members of the board of directors (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the board of directors; provided, however, that if the election, or nomination for election by Company's shareowners, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; or

                  (3) Approval by shareowners of Company of (i) a merger or consolidation involving Company if the shareowners of Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such merger or consolidation or (ii) a complete liquidation or dissolution of Company or an agreement for the sale or other disposition of all or substantially all of the assets of Company; or

                  (4) Acceptance by shareowners of Company of shares in a share exchange if the shareowners of Company, immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than eighty percent (80%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by Company or any of its subsidiaries, (ii) any entity that, immediately prior to such acquisition, is entirely owned (directly or indirectly) by shareowners of Company in the same proportions as their ownership of stock in Company immediately prior to such acquisition, (iii) any "Grandfathered Dorrance Family shareowner" (as hereinafter defined) or (iv) any Person who has acquired such Voting Securities directly from any Grandfathered Dorrance Family shareowner but only if such Person has executed an agreement that is approved by two-thirds of the board of directors of Company and pursuant to which such Person has agreed that he or she (or they) will not increase his or her (or their) Beneficial Ownership (directly or indirectly) to thirty percent (30%) or more of the outstanding Voting Securities (the "Standstill Agreement") and only for the period during which the Standstill Agreement is effective and fully honored by such Person. For purposes of this Section, "Grandfathered Dorrance Family shareowner" means at any time a "Dorrance Family shareowner" (as hereinafter defined) who or which is at the time in question the Beneficial Owner solely of (v) Voting Securities beneficially owned by such individual on April 1, 1998, (w) Voting Securities acquired directly from Company, (x) Voting Securities acquired directly from another Grandfathered Dorrance Family shareowner, (y) Voting Securities that are also Beneficially Owned by other Grandfathered Dorrance Family shareowners at the time in question, and (z) Voting Securities acquired after April 1, 1998 other than directly from Company or from another Grandfathered Dorrance Family shareowner by any "Dorrance Grandchild" (as hereinafter defined); provided that the aggregate amount of Voting Securities so acquired by each such Dorrance Grandchild shall not exceed five percent (5%) of the Voting Securities outstanding at the time of such acquisition. A "Dorrance Family shareowner" who or which is at the time in question the Beneficial Owner of Voting Securities that are not specified in clauses (v), (w), (x), (y) and (z) of the immediately preceding sentence shall not be a Grandfathered Dorrance Family shareowner at the time in question. For purposes of this Section, "Dorrance Family shareowners" means individuals who are descendants of the late Dr. John T. Dorrance, Sr. and/or the spouses, fiduciaries and foundations of such descendants. A "Dorrance Grandchild" means, as to each particular grandchild of the late Dr. John T. Dorrance, Sr., all of the following taken collectively: such grandchild, such grandchild's descendants and/or the spouses, fiduciaries and foundations of such grandchild and such grandchild's descendants.

         Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by Company, and after such share acquisition by Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

         WHEREFORE, the parties hereto have caused their respective authorized officers to execute this Agreement as of the date first above written.


WACHOVIA BANK, N.A.                       VLASIC FOODS INTERNATIONAL INC.

By:_________________________________      By:_________________________________

Name:_______________________________      Name:_______________________________

Title:______________________________      Title:______________________________

                                   APPENDIX A


1.       Director Compensation Plan

2.       Deferred Compensation Plan

3.       Supplemental Employees' Retirement Plan.

4.       Mid-Career Hire Pension Agreement with Robert F. Bernstock.

5.       Special Severance Protection Program

6.       Severance Protection Agreement with Robert F. Bernstock

                                   APPENDIX B

                                   Affiliates


                               Vlasic Foods, Inc.
                               Vlasic Farms, Inc.
                               Vlasic International Brands Inc.
                               Vlasic International Sales Inc.
                               Aligar, Inc.
                               Cargal, Inc.
                               Vlasic Standards, Inc.
                               Vlasic Foods Distribution Company
                               VF Brands, Inc.